Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

101 Constitution Ave, NW, Suite 900 Washington, DC 20001 T 202.689.2800 F 202.689.2860 nelsonmullins.com

October 8, 2024

AppTech Payments Corp.

5876 Owens Ave, Suite 100

Carlsbad, California 92008

Re: Registration Statement on Form S-1

We have acted as counsel to AppTech Payments Corp., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by Armistice Capital Master Fund Ltd. or its assigns (the “Selling Stockholder”) of (i) up to 1,666,667 shares of common stock (the “February 2023 Warrant Shares”) issuable upon the exercise of certain warrants at an exercise price of $0.70 per share (the “February 2023 Warrants”), issued to the Selling Stockholder on February 2, 2023 pursuant to a certain warrant agreement, as amended on August 28, 2024 (the “February 2023 Warrant Agreement”), and (ii) up to 3,333,334 shares of common stock (the “New Warrant Shares”) issuable upon the exercise of certain warrants at an exercise price of $0.70 per share (the “New Warrants”), issued to the Selling Stockholder on August 30, 2024 pursuant to a certain warrant agreement (the “New Warrant Agreement”). The February 2023 Warrant Shares and the New Warrant Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When issued and paid for in accordance with the February 2023 Warrant Agreement and the New Warrant Agreement, the February 2023 Warrant Shares and the New Warrant Shares will be duly authorized and, when issued upon receipt by the Company of the consideration in accordance with and in the manner described in the February 2023 Warrant Agreement and the New Warrant Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

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We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP

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